CHANGE OF MANAGEMENT AT PARK PLACE ENERGY INC.

PARK PLACE ENERGY INC.

Dallas, Texas, July 31, 2017 – Park Place Energy Inc. (OTCQB: PKPL) (“Park Place” or the “Company”) announces that on July 17, 2017, Scott C. Larsen resigned as President and CEO of the Company and as a Director from the Board of Directors. In addition, on that same date, the following officers resigned their positions: Chas Michel resigned as Chief Financial Officer, David Campbell resigned as Vice President-Exploration and Francis M. Munchinski resigned as Corporate Secretary and Treasurer. Each of these officers also resigned from all capacities including their respective positions as officers and directors of the Park Place subsidiaries. The Company would like to thank Mr. Larsen, Mr. Michel, Mr. Campbell and Mr. Munchinski for their work and dedication.

The Dallas, Texas office will close August 31, 2017. The Company’s activities are focused in Eastern Europe and Turkey. It currently has offices in Ankara, Turkey and Sofia, Bulgaria.

Dr. Arthur Halleran (Ph.D. Geology) has been appointed President and Chief Executive Officer, David Thompson as Chief Financial Officer and and Ijaz Khan as Corporate Secretary and Treasurer.

Dr. Halleran has 37 years of petroleum exploration and development experience predominantly international. In 2007, Dr. Halleran founded Canacol Energy Ltd., a company with petroleum and natural gas exploration and development activities in Colombia, Brazil and Guyana. Dr. Halleran was one of the original United Hydrocarbon International personnel that raised the initial investment capital to acquire the lucrative oil parcels in Chad, Africa. Dr. Halleran has been a director and technical advisor to Park Place since 2011 and is very familiar with Park Place’s business; this will ensure a smooth transition of management.

David M. Thompson, the Company’s new Chief Financial Officer has over 30 years financial experience in the oil and gas industry. He successfully founded an oil trading company in Bermuda with offices in the U.S. and Europe (Geneva, Moscow and Amsterdam). He was responsible for the company’s production operations in Turkmenistan and successfully raised over $100 million in equity. Mr. Thompson also negotiated the farm-out of a number of company assets. Mr. Thompson is Managing Director of AMS Limited; a Bermuda based Management Company. In the past he served as Founder, President and CEO of Sea Dragon Energy Inc., Chief Financial Officer of Aurado Energy, Chief Financial Officer of Forum Energy Corporation (OTC), Financial Director of Forum Energy Plc (AIM) and Senior Vice President at Larmag Group of Companies. Mr. Thompson is a CPA (1998). No compensation arrangement has been entered into with Mr. Thompson to date.

Ijaz Khan, the Company’s new Secretary/Treasurer was formerly general counsel for Kuwait Gulf Oil Company and Vice President, Special Projects for United Hydrocarbon International Corp. Mr. Khan holds a law degree from Seattle University School of Law and formerly practiced law with the law firm of Mussehl and Khan. Mr. Khan has extensive international experience in the oil and gas industry. No compensation arrangement has been entered into with Mr. Khan to date.

Dr. Halleran, the Company’s new President and CEO, stated: “Park Place Energy has excellent gas and oil production from its Turkey assets. The Dallas, Texas office closing is the first step in re-aligning company expenditures with production revenue. The new management will be looking at ways to reduce G&A and OPEX costs and increase production revenue.”

About Park Place Energy Inc.

Park Place energy Inc. is an energy company engaged in the exploration of oil and natural gas. For further information, please see our website: www.parkplaceenergy.com or email us: contact@parkplaceenergy.com

Cautionary Statement Regarding Forward-Looking Statements.

This release contains forward-looking statements, which are based on current expectations, estimates, and projections about the Company’s business and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to publicly revise or update any forward-looking statements for any reason. These statements include, but are not limited to, statements about the Company’s expansion and business strategies and anticipated growth opportunities and the amount of fundraising necessary to achieve it. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. These factors include operational and geological risks, the ability of the Company to raise necessary funds for exploration; the fact that the Company does not operate all its properties; changes in law or governmental regulations, including tax and environmental requirements; the outcome of commercial negotiations; changes in technical or operating conditions; and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.